Exhibit (b)

CERTIFICATION

I, Jonathan Gans, Chief Executive Officer and President of Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”), certify that:

1.     The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: January 9, 2023	/s/ Jonathan Gans
Jonathan Gans, Chief Executive Officer and President (principal executive officer)

CERTIFICATION

I, Martha Boero, Treasurer of Ironwood Institutional Multi-Strategy Fund LLC (the “Fund”), certify that:

1.     The Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: January 9, 2023	/s/ Martha Boero
Martha Boero, Treasurer
(principal financial officer)